Exhibit 3.130

SECOND AMENDED AND RESTATED BY-LAWS

OF

ANESTHESIOLOGISTS OF GREATER ORLANDO, INC.

(Amended and Restated - Effective December 5, 2011)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for all other business as may properly come before the meeting shall be held at the time and place designated by the Board of Directors.

Section 2 Special Meeting. Special meetings of the shareholders shall be held when directed by the President or the Chairman of the Board or when requested in writing by shareholders holding at least ten (10) percent of the Corporation’s stock having the right and entitled to vote at that meeting, unless a greater percentage not to exceed fifty (50) percent is required by the Articles of Incorporation. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President or the Chairman of the Board, or shareholders requesting the calling of the meeting designate another person to do so. Only business within the purposes described in the notice required by Section 4 of this Article may be conducted at a special shareholders’ meeting.

Section 3 Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at any other place as is designated by the Board of Directors.

Section 4 Notice. A written notice of each meeting of shareholders, signed by the Secretary or the person authorized to call the meeting, shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be a date fixed by the Board of Directors. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting before, at or after the meeting.

Section 5 Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting from time to time and place to place without further notice until a quorum is obtained.

Section 6 Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The books of record of shareholders shall be produced at a shareholders’ meeting upon the request of any shareholder.

Section 7 Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment of a meeting may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation’s Secretary or other officer or agent authorized to tabulate votes. If a proxy designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument otherwise provides. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8 Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9 Conduct of Business Without Meeting bv Shareholders.

Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the Corporation’s principal place of business, Secretary, or other officer or agent of the Corporation having custody of the Corporation’s books within 60 days after the date that the earliest written consent was delivered.

Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the Florida Business Corporation Act.

ARTICLE II

DIRECTORS

Section 1 Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age and residents of Florida.

Section 2 Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in that capacity without compensation.

Section 3 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action or any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4 Number. The Corporation shall have at least two (2) directors. The number of directors may be increased or decreased from time to time by the Board of Directors, provided that the Corporation must have at least one (1) director.

Section 5 Election and Term. Each person elected as a member of the initial Board of Directors and the person elected as Chairman of the Board of Directors (the “Chairman”) shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified or until their earlier resignation, removal from office of death. At each annual meeting of shareholders, the shareholders shall elect directors and a Chairman to hold office until the next annual meeting or removal from office pursuant to Section 7 of this Article, or until their earlier resignation or death. The Chairman shall preside at all meetings of directors and of shareholders. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7 Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8 Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is presented shall be the act of the Board of Directors.

Section 9 Executive and Other Committee. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as provided by law.

Section 10 Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11 Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states at the beginning of the meeting or promptly upon arrival at the meeting, objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the Chairman, any two directors or the President.

Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors (or a committee of the Board), and any action which may be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors (or members of the committee), is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE III

OFFICERS

Section 1 Officers. The Corporation shall have a President, one or more Vice Presidents, a Secretary and a Treasurer. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each person elected as an officer shall serve in that capacity until his successor is chosen by the directors at a regular or special meeting of the directors or until removed pursuant to Section 4 of this Article. All other officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Section 2 Duties. The officers of this Corporation shall have the following duties:

The President shall preside at meetings of the Board of Directors. The President shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the corporation subject to the direction of the Board of Directors.

Each Vice President shall exercise the powers and perform the functions that are from time to time assigned to him by the President or the Board of Directors. Each Vice President shall have the powers and shall exercise the duties of the President when specifically directed by the Board of Directors.

The Secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform other duties prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of shareholders and when required by the Board of Directors or the President, and shall perform other duties prescribed by the Board of Directors or the President.

Section 3 Absence or Incapacity of Officer. If an officer is absent or unable to act, the Board of Directors may delegate his powers for the time being to any other officer or person it selects.

Section 4. Resignation and Removal of Officer. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.

The Board of Directors may remove any officer at any time, with or without cause. Any officers, if appointed by another officer, may be removed by that officer.

Section 5 Salaries. The Board of Directors may enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 6 Bank Accounts. The Board of Directors shall designate the signatories on the Corporation’s checking accounts. The Corporation shall only have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV

STOCK CERTIFICATES

Section 1 Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary.

Section 2 Form. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 3 Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 4 Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 5 Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE V

DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause: (i) the Corporation to be unable to pay its debts as they become due in the usual course of business; or, (ii) the Corporation’s assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of Florida Law.

ARTICLE VI

CORPORATE RECORDS; SHAREHOLDERS’

INSPECTION RIGHTS: FINANCIAL INFORMATION

Section 1 Corporate Records.

(A) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all action taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.

(B) The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

(C) The Corporation shall keep a copy of: its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

(D) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

Section 2 Shareholders’ Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the corporate records described in Section 1(C) of this Article if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which he wishes to inspect and copy the records.

A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder gives the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy, provided that: (a) the demand is made in good faith and for a proper purpose; (b) the shareholder describes with reasonable particularity the purpose and the records he desires to inspect; and (c) the records are directly connected with the following: (i) excerpts from minutes of any meeting of the Board of Directors or records of any action of a committee of the of Board of Directors while acting in place of the Board on behalf of the Corporation; (ii) accounting records; (iii) the record of shareholders; and (iv) any other books and records of the Corporation.

This Section 2 does not affect the right of a shareholder to inspect and copy the shareholders’ list described in Section 4 of Article I, if the shareholder is in litigation with the Corporation to the same extent as any other litigant or the power of a court to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3 Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within any additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4 Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying and status threatened the persons paid, the amounts paid, and the nature at the time of that payment of the litigation or litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VII

INDEMNIFICATION

Section 1 Indemnification.

(A) Except as provided in Section 1(C) below, the Corporation shall, and does indemnify, to the fullest extent permitted or authorized by law, each person who was or is a party, or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal from any completed action, suit or proceeding (collectively, a “Proceeding”), against all liability (which for purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys’ fees, costs and expenses) asserted against him or incurred by him by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan).

(B) Notwithstanding the foregoing, the Corporation shall indemnify a person entitled to indemnification under subsection (A) in connection with a Proceeding (or any part of a Proceeding) initiated, or to be initiated, by an indemnified person only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of notice of such Proceeding from the indemnified person.

(C) Notwithstanding anything to the contrary contained in these Articles, the Corporation’s obligations under these indemnification provisions shall not apply to: (i) a medical malpractice claim or matter; (ii) acts or omissions in contravention of an indemnified person’s employment agreement or a director’s or officer’s written agreement with the Corporation including without limitation, failure to substantially abide by policies and procedures in the manner described in the indemnified person’s employment agreement or a director’s or officer’s written agreement with the Corporation; (iii) acts or omissions which are known, or should reasonably be known, to be unlawful by the indemnified person and which were not the result of the Corporation’s direction or within the scope of employment; (iv) acts or omissions which are outside the scope of an indemnified person’s scope of employment or responsibilities as a director or as an officer or employee and which were not the result of the Corporation’s direction; and (v) any act or omission occurring on or before December 5, 2011.

Section 2 Advance of Costs, Charges and Expenses. Except if the Corporation shall determine in its reasonable discretion that a matter or claim for which indemnification is being sought is not indemnifiable under the terms of the indemnification obligations described in this Article, costs, charges and expenses (including attorneys’ fees, costs and expenses) incurred by a person referred to in Section 1(A) of this Article in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors of the Corporation (the “Undertaking”) by or on behalf of the indemnified person to repay all amounts so advanced, unless it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the immediately preceding sentence, in connection with a Proceeding (or any part of a Proceeding) initiated by an indemnified person, the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of: (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified; or, (b) the obligation of the person to repay pursuant to the Undertaking. The Board of Directors of the Corporation may, upon approval of the indemnified person, authorize the Corporation’s counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to that action, suit or proceeding.

Section 3 Procedure for Indemnification: Conduct or Defense and Counsel. Any indemnification or advance under this Article shall be made promptly and, in any event, within 60 days after delivery of the written request of the indemnified person. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified person in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any action shall also be indemnified by the Corporation. There shall be a defense available to the Corporation to assert in any action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current legislation or by current judicial or administrative decisions for indemnification. The Corporation shall have the continuing right to approve any counsel chosen to defend the indemnitee, which approval shall not be unreasonably withheld and any settlement of the matter being indemnified by the Corporation shall require the Corporation’s prior written approval, which shall not be unreasonably withheld. If the Corporation and the indemnitee are part of the same Proceeding, then to the extent that the applicable rules of professional responsibilities permit the Corporation and the indemnitee to be represented by the same legal counsel, as the Corporation shall reasonably determine, then the Corporation shall choose counsel and direct the defense and settlement of any such Proceeding, provided that any settlement fully concludes the matter and forecloses any further liability for the indemnitee arising out of or relating to that Proceeding to the extent indemnification applies under this Article.

ARTICLE VIII

AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors or shareholders.

ARTICLE IX

SEAL

The corporate seal shall be circular in form and include the name of the Corporation.

I HEREBY CERTIFY that the foregoing Second Amended and Restated Bylaws of ANESTHESIOLOGISTS OF GREATER ORLANDO, INC. are the Bylaws duly adopted by all of the directors of the Corporation pursuant to a written consent dated as of December 5, 2011.

/s/ Jay Martus, Sec.
Jay Martus, Corporate Secretary

Amendment to Bylaws

Effective July 17, 2014

The following amendment to the Bylaws was duly adopted pursuant to an action taken by the sole stockholder of the Company:

“Notwithstanding any Bylaw provision to the contrary, there shall be no Florida residency requirement to serve on the Board of Directors.”